EXHIBIT 23.1




                          Independent Auditors' Consent



The Board of Directors
Percon Incorporated:


We consent to the inclusion of our report dated January 27, 1999, with respect to the consolidated balance sheet of Percon Incorporated and subsidiaries as of December 31, 1998, and the related consolidated statements of income, shareholders' equity, and cash flows, for the year ended December 31, 1998, which report appears in the Form 8-K of PSC Inc. dated on or about March 30, 2000.


/s/ KPMG LLP

Portland, Oregon
March 30, 2000